Exhibit 99.1

Safe Harbor Statement

The following information includes statements of our expectations, intentions, plans and beliefs that constitute "forward-looking statements" within the meanings of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by words such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "thinks," "estimates," "seeks," "predicts," "could," "projects," "potential" and other similar terms and phrases, are based on the beliefs of our management, as well as assumptions made by, and information currently available to, our management as of the date of such statements. These statements are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements in this report may include, without limitation, statements regarding sales growth, comparable store net sales, number of stores providing installation services, impact of cannibalization, price changes, inventory availability and inventory per store, impact of constrained inventory, earnings performance, stock-based compensation expense, margins, return on invested capital, advertising costs, strategic direction, supply chain, clearance events, the demand for our products, the safety of our products, benefits from an improving housing market, the completion of our second finishing line, construction of engineered hardwood as to not be subject to anti-dumping and countervailing duties, and store openings and remodels. Our actual results could differ materially from those projected in or contemplated by the forward-looking statements as a result of potential risks, uncertainties and other factors including, but not limited to, changes in general economic and financial conditions, such as the rate of unemployment, consumer access to credit, and interest rate; the volatility in mortgage rates; the legislative/regulatory climate; political unrest in the countries of our suppliers; the availability of sufficient suitable hardwood; our suppliers' ability to meet our quality assurance requirements; disruption in our suppliers' abilities to supply needed inventory; disruptions or delays in the production, shipment, delivery or processing through ports of entry, including, without limitation, those resulting from strikes, lockouts, work-stoppages or slowdowns, or other forms of labor unrest; the strength of our competitors and their ability to increase their market share; slower growth in personal income; changes in business and consumer spending; customer sentiment; changes in transportation costs; the rate of growth of residential remodeling and new home construction; the impact weather may have on customer traffic and sales; the demand for and profitability of installation services; changes in the scope or rates of any antidumping or countervailing duty rates applicable to our products; and inventory levels. We specifically disclaim any obligation to update these statements, which speak only as of the dates on which such statements are made, except as may be required under the federal securities laws.

Please refer to the risks and uncertainties referenced in our Annual Report on Form 10-K for the year ended December 31, 2014 and subsequent filings with the Securities and Exchange Commission, particularly those set forth under the caption "Risk Factors."

Please also refer to the financial statements and notes and management discussion included in our annual reports on Form 10-K and our quarterly reports on Form 10-Q for definitions of key terms including comparable store net sales, average sale, comparable store traffic and SG&A expenses.

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Rob Lynch, President & CEO

Agenda • Taking Care of the Customer • Safety & Quality Come First • What’s Causing the Confusion » Compliance » Testing • Business Update We invite you to send any questions you still have remaining after the conference call via email to ir@lumberliquidators.com

Who We Are • We built Lumber Liquidators on a core belief that customers deserve a safe, high quality product at a fair price • Our customers rave about our 1,350 hardworking American and Canadian store associates who are flooring experts and assist customers through the entire buying and installation process • Our company sources over 50% of our products within the United States • Our unique strategy and business model brought about a fundamental change to the industry – a customer centric approach • Our direct sourcing model allowed us to realize these principles by giving us better quality control and a lower cost which we pass along to the customer • As customers understood the value of what we brought to the market, our business grew substantially • Our products are sold under proprietary brands across a range of price points • Our mission is to continue to bring customers across the country a great product at a great value, with the best customer service in the industry

#1 Priority Is Our Customer • To our customers, thank you for your support • We want to reassure you that our products are safe • We understand your concerns • We do not cut corners • We are committed for the long haul

• Customer relationships are very important to us at all points in our approximate 100 - day purchase cycle x Those with completed projects x Those in the purchase cycle process x Those who are likely to be interested in a future flooring project • Our average transaction includes approximately 500 square feet of flooring; laminate projects are slightly less • Serve over 600,000 customers per year in the United States and Canada, including both new and repeat buyers • Generally, our customers are savvy homeowners who are passionate about their floors, and make informed, considered purchases Customer Characteristics

Customer Calls and Page Views Call Center Volume vs. Same Day Last Year Safety Page Web Views

Customer Care Process Discussion w/Customer Qualifying Process Customer Confirms A ir Q uality Is Safe Customer Service Complete Yes No Customer Requires A dditional Information Air Q uality T esting at Home Customer Service Complete Favorable Follow - up with Customer Care for Further S teps to Determine A ir Q uality and the Source Unfavorable

• We stand behind our products and know they are safe • Because media reports provided very little context, customers are understandably concerned • We will offer indoor air quality testing to qualifying consumer at no cost • Consumers will receive test kits of the same quality used to test workplace exposures under the Occupational Health and Safety Act (OSHA ) • Testing program will be administered by an independent third party; Results will be analyzed by accredited labs and e - mailed to consumers within 7 - 10 days • If results are above accepted thresholds, we will conduct an additional evaluation to determine if professional retest is required and/or to identify sources affecting indoor air quality Air Quality Testing Program

Adjustments/Returns Returning to Normal Historical Average Line (11%) Adjustments, i ncluding Returns, as a % of Gross Orders Net Sales 9 days following broadcast vs. s ame time Period last y ear 7.5% Comparable Stores Net Sales 12.7% Open Orders 12.6% 11.5% of Open Orders are for laminates J AN /F EB 2 - M AR 3 - M AR 4 - M AR 5 - M AR 6 - M AR 7 - M AR 8 - M AR 9 - M AR 10 - M AR

• We have been measuring consumer sentiment several times a week, prior to and subsequent to broadcast • Prior to broadcast, LL had extremely positive brand sentiment with only 4% of US households having a negative view of Lumber Liquidators • Since the broadcast, approximately 8% of consumers say they would not consider buying from us at this time • Maintaining customer trust within a long term relationship is our most important goal • We will utilize all of our resources to ensure our customer is confident in each aspect of our value proposition, including increasing our marketing spend and adjusting our retail prices to show that Lumber Liquidators has the best value proposition in the industry Customer Sentiment

Agenda • Taking Care of the Customer • Safety & Quality Come First • What’s Causing the Confusion » Compliance » Testing • Business Update

0 20 40 60 80 100 2010 2011 2012 2013 2014 2015 Worldwide Safety & Compliance Headcount South America QA/QC* China US Compliance US QA/QC • We have confidence in the safety of our products x The recent allegations in the media regarding high formaldehyde levels involve laminate flooring products sourced from China x Allegations do not involve : Safety Is O ur Priority □ Solid finished or unfinished hardwood □ Bellawood □ Engineered hardwood □ Bamboo □ Cork □ Vinyl □ Laminate sourced outside of China +447% • Since 2011, we have continually invested resources to further assure the quality and compliance of our products *Third Party Service Provider QA/QC = Quality Assurance / Quality Control

Major Sources of Household Formaldehyde Emissions

- Formaldehyde is a natural byproduct found in many plants and is found in virtually all homes and buildings
- All organic life forms—plants, fish, animals and humans—make formaldehyde at various levels
- Formaldehyde can be found in many household products, including laminate flooring
- Formaldehyde does not accumulate in the environment or in the body and is broken down quickly

Common Household Emitters			
Air Fresheners	Drapes	Household Cleaners	Laminate Wood Floors
Antiperspirant	Fabric Softener	Insulation Materials	Shampoo
Cabinets	Floor Finish	Kerosene	Shoe Care Agents
Carpet Cleaners	Furniture	Laser Printers	Space Heaters
Carpets*	Gas Heaters	Latex Paint	Wallpaper
Cigarettes/Tobacco	Gas Stoves & Oven	Nail Polish	Wood stoves
Computers	Glue	Plywood	Wrinkle Free Cloths
Dishwashing Soap	Gypsum Boards*		

*Re-emitters that absorb Formaldehyde, then release it over time

Sources:
1. "An Update On Formaldehyde", US Consumer Product Safety Commission, 2013 Revision
2. *Household Products Database*, US Department of Health & Human Services, http://hpd.nlm.nih.gov/cgi-bin/household/search?tbl=TblChemicals&queryx=50-00-0, 2015-03-10
3. "Indoor Air Quality Guideline", California Environmental Protection Agency, August 2004

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Formaldehyde in the Air and in the Home The emissions from our laminate floors will typically only add approximately 5 ppb to a home when first installed 3 - 20 20 - 100 750 0 100 200 300 400 500 600 700 800 Outdoor Urban Air (US EPA) Indoor Air (US EPA) OSHA (PEL limit) Formaldehyde in the air in parts per billion (ppb) Source: U.S . EPA Toxicological Review of Formaldehyde – Inhalation Assessment (2010, Draft), p. 2 - 10; Salthammer (2010) Source: 29 C.F.R. 1910.1048 (2015) for the OSHA PEL Note analysis conducted by Exponent 2015

Formaldehyde Exposure from Laminate Floors p pb = parts per billion EPA = US Environmental Protection Agency Source: Analysis conducted by Exponent using Lumber Liquidators data

Formaldehyde Emission Rates from Selected Sources Product Emission Rate (µg/m 2 /hr) Foam insulation (urea formaldehyde) 50 – 800 Wallpaper 700 Latex p aints (indoor, newly applied) 300 - 600 Cosmetics 124 – 471 Permanent press fabrics 42 – 215 Lumber Liquidators Laminate Flooring 8.6 – 117 Decorative laminates 4.0 – 51 Paper products 11 – 28 * For Kelly et al. (1999), data here only provided for typical chamber conditions of 70 ° F, 50% RH and 1.0 air changes per hour ** UMN (2003) data was adapted from Godish (1989) Sources : • CARB . 1997. Research Note 97 - 9: Indoor Emissions of Formaldehyde and Toluene Diisocyanate. August 1997. Air Resources Board (CARB) of California Environmental Protection Agency, Sacramento, CA. http://www.arb.ca.gov/research/resnotes/notes/97 - 9.htm Godish T. 1989. Indoor Air Pollution Control. Lewis Publishers. Chelsea, MI. • Kelly TJ, Deborah SL, and Satola J. 1999. Emission Rates of Formaldehyde from Materials and Consumer Products Found in California H ome s. Environ Sci Technol 33:81 – 88. • UMN . 2003. Indoor Air Pollution: An evaluation of three agents. Fall Semester 2003. University of Minnesota (UMN). http:// enhs.umn.edu/current/5103/air/formaldehyde.html

Agenda • Taking Care of the Customer • Safety & Quality Come First • What’s Causing the Confusion » Compliance » Testing • Business Update

What’s Causing the Confusion? Because sensationalized reports provide little context, customers are understandably concerned CARB Compliance Finished Goods Testing Regulates the emissions of composite wood cores used in the product Measures the impact of the product as it is used in the home CARB Regulation: http ://www.arb.ca.gov/regact/2007/compwood07/fro - final.pdf

Emissions Standards

CARB

- In 2008, the California Air Resources Board (CARB) enacted a measure that limits formaldehyde emissions from composite wood products, including "hardwood plywood, particleboard and medium density fiberboard (MDF)"[1]
  - ✓ MDF is used in cabinets, furniture, and laminate floors, not just those sold by Lumber Liquidators
- CARB only regulates products sold, supplied, offered for sale/purchased for sale in California
- California is the only state with formaldehyde emission standards applicable to composite wood products (CWP)
- The MDF cores must test at or below 0.11 ppm (or <= 0.13 ppm for thin MDF) using an approved CARB test method
- CARB Regulation: http://www.arb.ca.gov/regact/2007/compwood07/fro-final.pdf

EPA

- The U.S. Environmental Protection Agency (EPA) has drafted proposed national emission standards for composite wood products that are similar to the CARB standard, but they are not final
  - ✓ The EPA has also noted in its latest FAQ, that "these [CARB and TSCA Title VI] emissions standards are not directly applicable to finished products, such as the laminate wood flooring in your home"[2]
  - ✓ "Under the current California Air Resources Board (CARB) regulations, laminated products must be made with platforms that are certified to comply with the applicable emissions standard, but there is no formaldehyde emissions standard applicable to the laminated product itself." [2]

[1] Per CARB Final Regulation Order 93120
[2] EPA FAQ on Formaldehyde (3/6/15)

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What is CARB Certification?

- Manufacturers of fiberboard cores are required to be certified by a CARB-approved, Third Party Certifier (TPC) as compliant with CARB's requirements[1]
  - ✓ Third-party certification is the heart of the CARB regulations
  - ✓ A "Third Party Certifier" is an organization approved by CARB that: (a) verifies the accuracy of the manufacturer's emission test procedures and facilities, (b) monitors manufacturer quality assurance programs, and (c) provides independent audits and inspections
- As a condition of their certification, manufacturers must have significant quality assurance protocols and procedures in place to make sure their fiberboard cores comply with the ATCM
- Among other things, the manufacturers are:
  - ✓ Subjected to a testing of randomly selected samples of fiberboard cores multiple times per year, as determined by the Third Party Certifier
  - ✓ Required to conduct small-scale quality tests once per shift for each production line, unless the Third Party Certifier permits testing once every 48 hours based on demonstrated consistent operations and low variability of test values.

CARB Regulation: http://www.arb.ca.gov/regact/2007/compwood07/fro-final.pdf

[1] Or obtain a CARB approved exemption from ATCM quality control requirements on the basis of the use of NAF/ULEF resins. Per CARB Final Regulation Order 93120
NAF= No Added Formaldehyde, ULEF=Ultra Low Emitting Formaldehyde

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Under the CARB ATCM, a retailer/importer (like Lumber Liquidators) must meet the following requirements: • Comply with the emission standards specified in the ATCM for all composite wood raw material components used to produce finished goods • Maintain records showing the date of purchase and supplier of the product, and document the precautions taken to ensure the products comply with the emission standard. These records must be maintained for 2 years • Take “ Reasonable Prudent Precautions ” to ensure suppliers conform to ATCM requirements. This includes communicating the requirement for suppliers to comply with ATCM requirements and obtaining written documentation that this is so • CARB Regulation: http://www.arb.ca.gov/regact/2007/compwood07/fro - final.pdf What’s Required of Retailers/Importers by CARB?

Our Compliance Process ASTM = American Society for Testing and Materials • Each supplier is subject to our multi - step certification and compliance review process • Our suppliers are either themselves certified under California regulations or represent that they source their composite wood raw materials from TPC - certified manufacturers x Suppliers must provide evidence of CARB certification of the core manufacturer prior to bidding on a product x We will regularly review the CARB website to confirm the certification of the applicable core manufacturer • Our contracts with suppliers require them to adhere to applicable CARB regulations Example of actual manufacturer Certificate of Compliance • On each commercial invoice from our laminate suppliers, the supplier represents that the delivered product is CARB compliant • We conduct announced and unannounced visits to our suppliers to conduct inspections and select samples of both cores and finished product for testing • Composite wood cores are tested according to CARB test procedures to monitor conformance to CARB emission standards • As an added safety and quality measure, finished goods as sold in the store are tested using standard ASTM small chamber test methods (ASTM D6007). In the absence of a finished goods emission standard, test results are compared to the CARB Phase II emission limits applicable to the composite wood core contained in the finished goods

Three Levels of Testing ASTM = American Society of Testing Materials *Labs=Laboratories approved by CARB for use by a Third Party Certifier (TPC) Manufacturer testing Testing MDF core by TPC as part of certification process LL Inspectors randomly select MDF core samples, then replicate the exact ASTM and CARB core testing, using independent labs* Finished Product Testing : • Added test to ensure safety and quality • Same ASTM emission test as core test using independent labs* If any product does not pass any one of our tests, we : • Reject the goods by lot and/or shipment as applicable • Notify the supplier • Initiate additional compliance review activities to confirm ongoing supplier compliance • As warranted, the supplier will be required to successfully implement further corrective or preventive actions before shipments can resume 3 Levels of Testing 3 1 2 LL Added Precautions LL Added Precautions

Transparent , protective wear layer Decorative layer MDF Core ( only material regulated by CARB ) Melamine balancing layer Foam Underlayment (optional) MDF Core MDF Core Melamine/Balancing C. Press/Plate Press/Plate A. Protective layer Decorative layer B. MDF Core C. Press/Plate Press/Plate Underlayment A. Protective layer MDF Core Decorative layer B. C. Finished Product TPC, Manufacturer and LL/Independent Labs Test Here LL/ Independent Labs Test Here 1 2 3 D. Melamine/Balancing D. Melamine/Balancing D. E. Fabrication Process » “A number of factory finishes are useful for reducing formaldehyde emissions.” “Various studies have shown that laminated flooring… [with] sealed surfaces and edges reduce the emissions from the platform materials” 1 » “Coatings will remain effective only as long as the integrity of the coating layer remains intact. Any sanding, drilling or cutting of sealed pressed wood products will also result in increased emissions of formaldehyde” 2 CARB says: 1 California EPA, Air Resources Board, Fact Sheet 2 California EPA, Air Resources Board, “Indoor Air Quality Guideline” 3 Composite Panel Association (2003) Reduces Emissions Up to 3 95%

Additional Monitoring Activities

- CARB regulates products sold in California, but all of our suppliers must comply with CARB standards, whether we sell in California or other states/countries
- Lumber Liquidators is one of the only flooring retailers that we know of, to invest in, install and operate a testing lab with emission-testing capabilities
  - ✓ The lab includes two temperature and humidity-controlled conditioning rooms, and two formaldehyde emission chambers that mirror the capabilities of CARB and other state-of-the-art emission testing facilities
  - ✓ The ASTM International (formerly known as the American Society for Testing and Materials) D6007 chambers correlate to a CARB-approved Third Party Certifier
- Finished goods testing (to evaluate the product as it is actually used)
- Supplier Site Audits
- Quarterly invoice reviews to check for statements of CARB compliance
- Quarterly Supplier Documentation reviews (sampling implemented late 2014)

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Fabrication Changes The Core


A
B
C
D
E
Transparent, protective wear layer
Decorative layer
MDF Core (only material regulated by CARB)
Melamine balancing layer
Foam Underlayment (optional)
1
2
TPC, Manufacturer and LL/Independent Labs Test Here
C. MDF Core
Press/Plate
C. MDF Core
D. Melamine/Balancing
Press/Plate
Press/Plate
A. Protective layer
B. Decorative layer
C. MDF Core
D. Melamine/Balancing
Press/Plate
3
Finished Good
A. Protective layer
B. Decorative layer
C. MDF Core
D. Melamine/Balancing
E. Underlayment
Deconstructed Product
Protective layer
Decorative layer
MDF Core
Melamine/Balancing
Underlayment
Temp: 195 deg. Celsius
Pressure: 23mPa
Elapsed Time: 45sec
Cooling Time: 15min
Values are approximate and depend on supplier capabilities
Core has been changed due to heat and pressure

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What is “ Deconstructive ” Testing? • CARB defines deconstructive testing as, “the process of separating or cutting the finished good into its component parts…to achieve a test specimen that can be sent to a lab for formaldehyde emission testing. The process includes removing…laminates (synthetic or wood veneer) from laminated products to access the underlying wood products…” 1 • CARB has issued a Standard Operating Procedure (SOP) and posted the SOP on its website. The SOP defines the procedures used by CARB to prepare a finished good by deconstruction for formaldehyde emission testing of the underlying composite wood core • CARB states in its “Frequently Asked Questions” posted to its website that the SOP is used as part of its enforcement evaluation to prepare finished goods for emission testing • CARB has used this tool to ” deconstruct ” our products as well as others in the industry 2 • We have provided CARB with additional information and have been interactive with CARB over several months and we know of no further action that has been taken by CARB • CARB states that the SOP is used as part of its enforcement evaluation as a tool “to determine” if further investigation may be required 1 http :// www.arb.ca.gov/toxics/compwood/outreach/compwood_sop_fg_dec on_091313.pdf 2 CARB Facts About Flooring Made with Composite Wood Products http:// www.arb.ca.gov/html/fact_sheets/composite_wood_flooring_faq.pdf

Controversy with Deconstructive Testing Source: International Wood Products Association (IWPA) American Home Furnishings Alliance (AHFA) Kitchen Cabinet Manufacturers Association ( KCMA ) Federal Wood Industries Coalition ( FWIC ) CARB Has Acknowledged Variability Not Independently Validated Prone To Inaccuracy Testing Is Unreliable Joint Industry Statement on Deconstructive Testing http:// c.ymcdn.com/sites/www.iwpawood.org/resource/resmgr/Docs/Joint_Industry_Statement_on _.pdf Federal Wood Industries Coalition - Statement on Deconstructive Testing http ://c.ymcdn.com/sites/www.iwpawood.org/resource/resmgr/Docs/Deconstructive_testing_FWIC_. pdf Compounds Existing Testing Challenges Compounds Existing Testing Challenges

Proposition 65: Update • Plaintiffs : Global Community Monitor and Sunshine Park, LLC. Plaintiffs admit that they are “affiliated” with funds that have “substantial short exposure” • Clear and reasonable warnings: Businesses must warn before "knowingly and intentionally" exposing a person to a listed chemical • Exposure : The only exposures subject to the Proposition 65 warning requirement are those caused by a person “ in the course of doing business ” For formaldehyde, exposure must be measured over 70 years • Short - sellers ’ Claims : Our products expose consumers to formaldehyde and are unlawfully sold without a California Proposition 65 warning x Defense #1: We have provided standard Prop. 65 warnings on California invoices for several years x Defense #2: Any formaldehyde exposures from flooring are well below the California warning threshold, especially as exposure drops dramatically in first few years and continues to decline overtime • Counter - claim – We sued the plaintiffs for trade libel, misrepresentation, and market manipulation. Plaintiffs have claimed 1 st Amendment protection in their motion to dismiss

= Current Regulation = Proposed = Not Proposed/Not Current Regulation Composite Wood Products Compliance Landscape Manufacturers & Retailers 1 As intended for use by a consumer 2 Deconstructive testing is an SOP, not a regulatory requirement. Sample preparation/ deconstruction is not required for businesses that make flooring. 3 CARB proposed “Alternate Regulatory Approach for Laminated Products Made with Wood Veneer” and EPA proposed “ Formaldehyde Emissions Standards for Composite Wood Products” Raw Materials Testing Requirement Raw Materials Emissions Standard Finished Goods 1 Testing Requirement 3 Finished Goods 1 Emissions Standard 3 Deconstructive Testing Requirement 2 Deconstructive Emissions Standard 2 Retailer Manufacturer Retailer Manufacturer CARB Prop 65 EPA

Agenda • Taking Care of the Customer • Safety & Quality Come First • What’s Causing the Confusion » Compliance » Testing • Business Update

Dan Terrell, CFO

$405.3 $482.2 $544.6 $620.3 $681.6 $813.3 $1,000.2 $1,047.4 Strong Sales Growth $ in millions 2007 2008 2009 2010 2011 2012 2013 2014 Total Net Sales % Increase 22.0% 19.0% 12.9% 13.9% 9.9% 19.3% 23.0% 4.7% Comparable Store Net Sales % Inc. (Dec.) 8.6% 1.6% 0.0% 2.1% (2.0%) 11.4% 15.8% (4.3%) Store Count 116 150 186 223 263 288 318 352 New Stores Opened 25 34 36 37 40 25 30 34 New Stores as % of Opening Store Count 27.5% 29.3% 24.0% 19.9% 17.9% 9.5% 10.4% 10.7%

8.0% 8.1% 5.4% 5.4% 7.1% 9.6% 12.6% 9.9% 2009 1H 2010 2H 2010 1H 2011 2H 2011 2012 2013 2014 Operating Margin (Management’s Key Performance Metric) SAP Implementation – August 2010 2009 2010 2011 2012 2013 2014 Gross Margin % 35.7% 34.8% 35.3% 38.0% 41.1% 39.9% SG&A as a % of Net Sales 27.7% 28.0% 29.1% 28.3% 28.5% 30.0%

Gross Margin (Bridge from 2010 Actual to 2014 Actual) 34.8% 39.9% December 31, 2010 Gross Margin Sequoia Acquisition (eliminate markup on one-third of total sales mix) Sourcing Initiatives -Eliminate Middlemen -Vendor Allowances -Line Reviews Increased Sales Mix of Moldings, Accessories Average Selling Price & Sales Mix -Premium Product Conversion -POS Discipline -Bellawood Transition -Marketing Changes Non-Merchandise Services -Installation -Delivery Transportation -International -Domestic -Customs & Duty Charges -Fuel charges -WCDC Inventory Reserves and Investment in Quality & Related Costs December 31, 2014 Gross Margin 50 to 100 bps 200 to 300 bps 150 to 200 bps ( 1 0 bps) (20 to 30 bps) 510 bps Increase 100 to 150 bps (50 bps)

2014 Sales Mix by Major Merchandise Category (percentage of net sales) 43% 19% 19% 19% Solid & Engineered Hardwood Laminates Bamboo, Vinyl Plank & Cork Moldings & Accessories • 18 proprietary brand names • 400 top - quality flooring varieties • No single flooring product represented more than 2% of our sales mix

2014 Worldwide Sourcing by Region (percentage of merchandise purchases) North America 49% Asia 40% South America 6% Europe and Australia 5% • Purchase from approximately 130 mills (domestic and international) • Top 20 suppliers are approximately 62% of supply purchases • Largest mill was approximately 7% of 2014 supply purchases

Laminate Sourcing by Continent (percentage of merchandise purchases) 52% 20% 28% 64% 11% 25% 2013 2014 2011 China United States Europe 56% 44% 69% 31% 2012 20% 19% 23% 22% Laminates as a % of net sales

80% 100% 120% China Europe U.S. Laminate Cost per Sq. Foot (2014) (Index to China = 100) 8 - 15% more Laminate Sourcing • We source laminates in consideration of the style and look of the product, primarily the quality of the paper and the primary components of cost, including: x Cost and quality of the raw materials x Labor costs of construction and profiling x Long - term relationship with the vendor x Packaging and transportation x Impact of currency and terms of payment • Current cost differences are below: 2 - 4% more

Q1 2015

- Based on the 9 days post-broadcast and our estimated sales through the end of March, first quarter 2015 net sales are expected to range from $253.6 million to $265.6 million
- Comparable store net sales are expected to range from a decrease of 4.4% to an increase of 0.5%

(in 000s)	Jan - Feb 2015	Mar 2015 Outlook	Q1 2015 Outlook	Post Broadcast: Mar 2 - 10, 2015
Total Net Sales	$170,600	$83,000 - $95,000	$253,600 - $265,600	$21,400
Increase (Decrease) from Comparable Period in 2014				
Total Net Sales	18.7%	(19.1%) – (7.4%)	3.0% - 7.8%	(7.5%)
Comparable Store Net Sales[1]	9.6%	(24.1%) – (12.3%)	(4.4%) - 0.5%	(12.7%)
Average Sale[2]	(6.1%)	(3.5%) – (2.7%)	(4.8%) – (5.1%)	(2.3%)
Comparable Store Customers Invoiced[3]	15.7%	(21.4%) – (8.7%)	0.3% - 5.5%	(10.4%)
Open Orders	37.3%			12.6%
Number of Stores Opened in Period	2	2	4	1
Number of Stores Remodeled in Period	4	3 - 5	7 - 9	-

[1] A store is generally considered comparable on the first day of the thirteenth full calendar month after opening.
[2] Change in number of customers invoiced which is calculated by applying our average sale to total net sales at comparable stores.
[3] Average sale, calculated on a total company basis, is defined as the average invoiced sale per customer, measured on a monthly basis and excluding transactions of less than $250 (which are generally sample orders, or add-ons or fill-ins to previous orders) and of more than $30,000 (which are usually contractor orders).

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Q1 2015

(Bridge from Q1 2014 Actual to Q1 2015 Estimate)



Estimated Gross Margin Drivers at March 10, 2015
41.1%
Up to (80 bps)
Up to (180 bps)
Up to (150 bps)
37.0% - 37.5%
Previously Disclosed
Q1 2014 Gross Margin
- East Coast DC Consolidation
- Bellawood Transition & Non-continuing Product
- Non-merchandise Services
- Moldings & Accessories attachment
Planned Marketing of Value Proposition
-Lower Average Selling Price
-Reduction in ad-hoc discounting
Post Broadcast Impact on Mix, Average Selling Price, Lost Sales against Fixed Cost Structure
Q1 2015 Gross Margin (Outlook)

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Q1 2015 • We expect Q1 2015 SG&A expenses to increase 9 % to 10% over the first quarter of 2014, including: x Incremental legal and professional fees of approximately $1.8 million x Incremental expenses of $1.2 million related to the East Coast distribution center transition and consolidation • We expect to end first quarter 2015 with available inventory per store of approximately $780,000, with approximately $25 million of total laminate inventory sourced from China • We expect to end the first quarter 2015 with approximately $10 million to $20 million in cash, as well as $47.3 million of availability under our $50.0 revolving credit facility

Liquidity • Though we are unable to currently forecast full year 2015 net sales or profitability, we have reviewed our cash flow sensitivity for the nine months ended December 31, 2015. At this time, we believe our cash flow from operations, together with existing liquidity sources, will be sufficient to fund our operations and anticipated capital expenditures for the foreseeable future. • We plan to continuously update this analysis as trends develop and/or can be extrapolated to longer periods of time • In an extreme case example: We believe our net sales would have to fall below $585 million for the nine - month period ended December 31, 2015 before we would: x R educe available cash to zero, and x S eek liquidity from either: □ Our $50 million revolving credit facility, or □ A lternative financing using our inventory or approximately $60 million in net assets, including our $49 million East Coast distribution center and $12 million finishing line and vertical integration assets, purchased in 2014

Liquidity Extreme Assumptions to Reduce Cash Plus Cash Flow from Operations to Zero • Net sales of $585 million for the nine - month period ended December 31, 2015 representing a: x 27.0% decrease from the comparable period in 2014 x 24.0% decrease from the comparable period in 2013 x 6.4% decrease from the comparable period in 2012 • Gross margin at 37.0% (as a reference, our previous guidance ranged from 39% to 40%) • Advertising increased to 10.0% of net sales ( as a reference, our previous guidance ranged from 7.3% to 7.6% of net sales)

Liquidity Planned Assumptions (included in Previous Guidance ): A ssumes no change to the business structure due to current trends, even though changes could be possible over the nine - month period • E xpenses including payroll, occupancy, base level legal and professional fees and other expenses totaling $135 million • All variable expenses including incentive pay and bankcard discount rates at 4.3% of net sales • Non - cash expenses of $19 million including depreciation and stock - based compensation expense • Capital expenditures of $20 million (low end of current estimate for 2015) • Inventory of $268 million at December 31, 2015 • Cash of $10 million at March 31, 2015 (low estimate from Q1 2015)

Full Year 2015 Outlook • Until we gain greater clarity surrounding this event, we are unable to provide an outlook for full year 2015 net sales, gross margin or earnings per share • We expect the following in 2015: x The opening of a total of 25 to 35 new store locations and remodeling of a total of 10 to 20 existing stores, all in the expanded showroom format x Increase the number of stores where we provide our installation services to 150 by the end of the year x Capital expenditures between $20 million and $30 million x Once the East Coast distribution center is fully transitioned and consolidated, a net $3 million shift out of occupancy expenses and into depreciation • We plan to provide an update on first quarter 2015 net sales shortly after quarter - end, and full quarterly results later in April

• Focus on our customer and address any concerns that arise • We will continue to identify, assess and mitigate those consumers that are not in the purchase process yet, including such things as: x Advertising of our value proposition, including our full assortment x Marketing of our strong brand, with additional investment as necessary x Expand our assortment of laminates to ensure every customer has a complete assortment of styles, colors, construction and country of origin • We stand by every single plank of wood and laminate we sell all around the country and will continue to deliver the best product at the best price to our growing base of valued customers Looking Ahead